Exhibit 23.01

Consent of PricewaterhouseCoopers LLP

Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3D (File No. 333-02437) and Form S-8 (File Nos. 333-24755, 333-29679, 333-67365 and 333-42618) of FNB Financial Services Corporation of our report dated January 31, 2002, relating to the consolidated financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP
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    PricewaterhouseCoopers LLP

Raleigh, North Carolina
March 26, 2003